                                                                 Exhibit 3(ii)



                              AMENDED AND RESTATED

                                    BY-LAWS

                                       OF

                           CALGON CARBON CORPORATION

                             A Delaware Corporation

                (as amended and restated through April 20, 1999)

                                     INDEX
                                     -----

                                    BY-LAWS
                                    -------

ARTICLE                                              Page
-------                                              ----

I.    STOCKHOLDERS

      1.01  Annual Meetings........................   4
      1.02  Special Meetings.......................   4
      1.03  Notice of Annual and Special Meetings..   4
      1.04  Quorum.................................   5
      1.05  Voting.................................   5
      1.06  Procedure at Stockholder's Meetings....   6
      1.07  Action Without Meeting.................   6
      1.08  Notice of Stockholder Business
            and Nominations........................   6

II.   DIRECTORS

      2.01  Number, Election and Term of Office....  10
      2.02  Annual Meetings........................  10
      2.03  Regular Meetings.......................  10
      2.04  Special Meetings.......................  11
      2.05  Notice of Annual and Special Meetings..  11
      2.06  Quorum and Manner of Acting............  11
      2.07  Action Without Meeting.................  12
      2.08  Participation by Conference Telephone..  12
      2.09  Resignations...........................  12
      2.10  Removal of Directors...................  12
      2.11  Vacancies..............................  13
      2.12  Compensation of Directors..............  13
      2.13  Committees.............................  13

III.  OFFICERS AND EMPLOYEES

      3.01  Executive Officers.......................  14
      3.02  Additional Officers; Other Agents and
            Employees................................  14
      3.03  The Chairman.............................  14
      3.04  The President............................  14
      3.05  The Vice Presidents......................  15
      3.06  The Secretary and Assistant Secretaries..  15
      3.07  The Treasurer and Assistant Treasurers...  15
      3.08  Vacancies................................  16
      3.09  Delegation of Duties.....................  16

IV.   SHARES OF CAPITAL STOCK

      4.01  Share Certificates.......................  16
      4.02  Transfer of Shares.......................  17
      4.03  Transfer Agents and Registrars...........  17
      4.04  Lost, Stolen, Destroyed or Mutilated
            Certificates.............................  17
      4.05  Regulations Relating to Shares...........  18
      4.06  Holders of Record........................  18
      4.07  Fixing of Record Date....................  18

V.    LOANS, NOTES, CHECKS, CONTRACTS AND OTHER INSTRUMENTS

      5.01  Notes, Checks, etc.......................  18
      5.02  Execution of Instruments Generally.......  19
      5.03  Proxies in Respect of Stock or Other
            Securities of Other Corporations.........  19

VI.   GENERAL PROVISIONS

      6.01    Offices..................................  19
      6.02    Corporate Seal...........................  20
      6.03    Fiscal Year..............................  20

VII.  VALIDATION OF CERTAIN CONTRACTS

      7.01    .........................................  20

VIII. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      8.01    .........................................  21

IX.   AMENDMENTS

      9.01    .........................................  22

                                    BY-LAWS
                                      Of
                           CALGON CARBON CORPORATION
                                   ARTICLE I
                                 STOCKHOLDERS


          Section 1.01.  Annual Meetings.  Annual meetings of the stockholders
          -------------  ---------------
shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and as set forth in the notice of the meeting.

          Section 1.02.  Special Meetings.  Special meetings of the stockholders
          ------------   ----------------
may be called at any time, for the purpose or purposes set forth in the call, by the President or the Board of Directors by delivering a written request to the Secretary. At any time, upon the written request of any person or person who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than 75 days after receipt of the request, and to give due notice thereof. Special meetings shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and as set forth in the notice of the meeting.

          Section 1.03.  Notice of Annual and Special Meetings.  Except as
          ------------   -------------------------------------
otherwise expressly required by law, notice of each meeting of stockholders, whether annual or special, shall be given at least 10 or not more than 60 days prior to the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivery of a notice thereof to him personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to his address appearing on the records of the Corporation. Each such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, shall briefly state the purpose or purposes for which the meeting is called. A written waiver of notice, signed by the person or persons entitled to such notice, whether before or after the date and time fixed for the meeting shall be deemed the person or persons entitled to such notice, whether before or after the date and time fixed for the meeting shall be deemed the equivalent of such notice. Neither the business to be transacted at nor the purpose of the meeting need be specified in a waiver of notice of such meeting.

          Section 1.04.  Quorum.  A stockholders' meeting duly called shall not
          ------------   ------
be organized for the transaction of business unless a quorum is present. At any meeting the presence in person or by proxy of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter, except as otherwise expressly provided by law or by the Certificate of Incorporation or By-Laws of the Corporation. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting from time to time to such time (not more than 30 days after the next previous adjourned meeting) and place as they may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting; and in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although entitled to cast less than a majority of the votes entitled to be case on any matter to be considered at the meeting, shall nevertheless constitute a quorum for the purpose of electing directors.

          Section 1.05.  Voting.  At every meeting of stockholders, each holder
          ------------   ------
of record of issued and outstanding stock of the Corporation entitled to vote at such meeting shall be entitled to vote in person or by proxy and, except where a date has been fixed as the record date for the determination of stockholders entitled to notice of or to vote at such meeting, no holder of record of a share of stock which has been transferred on the books of the Corporation within 10 days next preceding the date of such meeting shall be entitled to notice of or to vote at such meeting in respect of such share so transferred. Resolutions of the stockholders shall be adopted, and any action of the stockholders at a meeting upon any matter shall be taken and be valid, only if at least a majority of the votes cast with respect to such resolutions or matter are cast in favor thereof, except as otherwise expressly provided by law or by the Certificate of Incorporation or By-Laws of the Corporation. The Chairman of the Board (if one has been elected and is present) shall be chairman, and the Secretary (if present) shall act as secretary, at all meetings of the stockholders. In the absence of the Chairman of the Board, the President shall be chairman and in the absence of both of them, the chairman shall be designated by the Board of Directors; and in the absence of the Secretary, an Assistant Secretary shall act as secretary of the meeting.

          Section 1.06.  Procedure at Stockholders' Meetings.  The organization
          ------------   -----------------------------------
of each meeting of the stockholders, the order of business thereat and all matters relating to the manner of conducting the meetings shall be determined by the chairman in accordance with such regulations, if any, as may from time to time be prescribed by the Board of Directors.

          Section 1.07.  Action Without Meeting.  Unless otherwise provided by
          ------------   ----------------------
the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such written consent is filed with the minutes of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

            Section 1.08.  Notice of Stockholder Business and Nominations.
            -------------  ----------------------------------------------

            (A) Annual Meetings of Stockholders.

          (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (including by a Committee appointed by the Board of Directors), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (including by a Committee appointed by the Board of Directors), or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.08(A), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
Section 1.08(A). Nominations of persons for election to the Board of Directors of the Corporation shall exclusively be made by the Board (or a Committee thereof appointed by the Board, including the Corporate Governance Committee), which will consider nominations properly made by stockholders in accordance with the procedures of Section 1.08(A) below.

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to paragraph (A)(1) of this Section 1.08, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the preceding year's proxy statement for the annual meeting; provided, however, that
                                                         --------  -------
in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act",) and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), along with a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholders; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons or raise the proposal specified in the notice; and (d) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          (3) Notwithstanding anything in the second sentence of paragraph
(A)(2) of this By-Law to the contrary, but subject to Section 2.11 of the By-Laws, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the date of the preceding year's proxy statement for the annual meeting, a stockholder's notice required by this Section 1.08(A) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

          (B)  Special Meetings of Stockholders.  Only such business shall be
               --------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (including by a Committee appointed by the Board of Directors), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors(including by a Committee appointed by the Board of Directors), or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.08(B), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.08(B). Nominations of persons for election to the Board of Directors of the Corporation shall exclusively be made by the Board (or a Committee thereof appointed by the Board, including the

Corporate Governance Committee), which will consider nominations properly made by stockholders in accordance with the procedures of Section 1.08(B) below. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may propose for nomination a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this
Section 1.08 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

            (C) General.
                -------

          (1) Only such persons who are nominated by the Board of Directors or a Committee of the Board in accordance with the procedures set forth in this
Section 1.08 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section
1.08. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.08 and, if any proposed nomination or business is not in compliance with this Section 1.08, to declare that such defective proposal or nomination shall be disregarded.

          (2) For purposes of this Section 1.08, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this Section 1.08, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.08. Nothing in this Section 1.08 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) the holders of any series of Preferred Stock to elect directors under specified circumstances.

                                   ARTICLE II
                                   DIRECTORS

          Section 2.01.  Number, Election and Term of Office.  The number of
          -------------  -----------------------------------
directors which shall constitute the full Board of Directors shall be determined by resolution of the board of directors or of the stockholders. The directors shall be classified with respect to their terms of office into three classes, each of which shall consist as nearly as possible of one-third of the total number of directors. The term of office of one class of directors shall expire at each annual meeting of the shareholders, so that at each such meeting the successors to the directors of the class whose term expires at such meeting shall be elected to hold office for a term of three years. If the number of directors is increased, the board of directors shall assign the additional directorships so created among the classes of directors. Each director shall hold office for the term for which he is elected and thereafter until his successor is duly elected or until his prior death, resignation or removal. Directors need not be stockholders. Directors shall be nominated as set forth in Section 1.08.

          Section 2.02.  Annual Meeting.  Annual Meetings of the Board of
          ------------   --------------
Directors shall be held each year at the same place as and immediately after the annual meeting of stockholders, or at such other place and time as shall theretofore have been determined by the Board. At its regular annual meeting, the Board of Directors shall organize itself and elect the officers of the Corporation for the ensuing year, and may transact any other business.

          Section 2.03.  Regular Meetings.  Regular meetings of the Board of
          ------------   ----------------
Directors may be held at such intervals and at such time and place as shall from time to time be determined by the Board. After there has been such determination and notice thereof has been once given to each person then a member of the Board of Directors, regular meetings may be held at such intervals and time and place without further notice being given.

          Section 2.04.  Special Meetings.  Special meetings of the Board of
          ------------   ----------------
Directors may be called at any time by the Board, by the Chairman of the Board, by the President or by any two directors to be held on such day and at such time and place as shall be specified by the person or persons calling the meeting.

          Section 2.05.  Notice of Annual and Special Meetings.  Except as
          ------------   -------------------------------------
otherwise expressly required by law, notice of the annual meeting of the Board of Directors need not be given. Except as otherwise expressly required by law, notice of every special meeting of the Board of Directors specifying the place, date and time thereof shall be given to each director either by being mailed on at least the third day prior to the date of the meeting or by being sent by telegraph or given personally or by telephone at least 24 hours prior to the time of the meeting. A written waiver of notice of a special meeting, signed by the person or persons entitled to such notice, whether before or after the date and time stated therein fixed for the meeting, shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting for the express purpose of objecting, when he enters the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          Section 2.06.  Quorum and Manner of Acting.  At all meetings of the
          ------------   ---------------------------
Board of Directors, except as otherwise expressly provided by law or by the Certificate of Incorporation or By-Laws of the Corporation, the presence of a majority of the full Board shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum is not present at any meeting, the meeting may be adjourned from time to time by a majority of the directors present until a quorum as aforesaid shall be present, but notice of the time and place to which such a meeting is adjourned shall be given to any directors not present either by being sent by telegraph or given personally or by telephone at least 24 hours prior to the date of reconvening. Resolutions of the Board of Directors shall be adopted, and any action of the Board at a meeting upon any matter shall be taken and be valid, only with the affirmative vote of at least a majority of the directors present at the meeting, except as otherwise provided herein.

The Chairman of the Board (if one has been elected and is present) shall be chairman, and the Secretary (if present) shall act as secretary, at all meetings of the Board. In the absence of the Chairman of the Board, the President shall be chairman, and in the absence of both of them the directors present shall select a member of the Board of Directors to be chairman; and in the absence of the Secretary, the chairman of the meeting shall designate any person to act as secretary of the meeting.

          Section 2.07.  Action Without Meeting.  Any action required or
          ------------   ----------------------
permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all members of the Board or such committees, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

          Section 2.08.  Participation by Conference Telephone.  Members of the
          ------------   -------------------------------------
Board of Directors of the Corporation, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

          Section 2.09.  Resignations.  A director may resign by submitting his
          ------------   ------------
written resignation to the Chairman of the Board (if one has been elected) or the Secretary. Unless otherwise specified therein, the resignation of a director need not be accepted to make it effective and shall be effective immediately upon its receipt by such officer or as otherwise specified therein. If the resignation of a director specifies that it shall be effective at some time later than receipt, until the time the resigning director shall be competent to act on all matters before the Board of Directors, including filling the vacancy caused by such resignation.

          Section 2.10.  Removal of Directors.  The entire Board of Directors or
          ------------   --------------------
any individual director may be removed at any time (a) for cause by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders would then be entitled to cast at a regular annual election of directors, and (b) without cause by the vote of stockholders then entitled to cast at least 75% of such votes, in either case given at a special meeting of the stockholders called for the purpose, whether or not the corporation's stockholders are then entitled to vote cumulatively in the election of directors. The vacancy or vacancies caused in the Board of Directors by such removal may but need not be filled by the stockholders at such meeting.

          Section 2.11.  Vacancies.  Any vacancy that shall occur in the Board
          ------------   ---------
of Directors by reason of death, resignation, disqualification, removal, increase in the number of directors or any other cause whatever shall, unless filled as provided in Section 2.10 of this Article II, be filled by a majority of the remaining numbers of the Board of Directors, whether or not a quorum, and each person so elected shall be a director until his successor is elected by the stockholders at a meeting called for the purpose of electing directors, or until his prior death, resignation or removal. The term of office of any person elected a director pursuant to this Section 2.11 shall expire at the next succeeding annual meeting of the stockholders regardless of the class to which such directorship is assigned pursuant to Section 2.01 and at such annual meeting the stockholders shall elect a director to fill such directorship until the expiration of the remaining term of office of directors of that class.

          Section 2.12.  Compensation of Directors.  The Corporation may allow
          ------------   -------------------------
compensation to its directors for their services, as determined from time to time by resolution adopted by the Board of Directors.

          Section 2.13.  Committees.  The Board of Directors may, by resolution
          ------------   ----------
adopted by a majority of the full Board, designate one or more committees consisting of directors to have and exercise such authority of the Board in the management of the business and affairs of the Corporation as the resolution of the Board creating such committee may specify and as is otherwise permitted by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member.

                                  ARTICLE III
                             OFFICERS AND EMPLOYEES

          Section 3.01.  Executive Officers.  The Executive Officers of the
          -------------  ------------------
Corporation shall be the President, a Secretary and a Treasurer, and may include a Chairman of the Board and one or more Vice Presidents as the Board of Directors may from time to time determine, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person. Each Executive Officer shall hold office until the next succeeding annual meeting of the Board of Directors and thereafter until his successor is duly elected and qualifies, or until his earlier death, resignation or removal.

          Section 3.02.  Additional Officers; Other Agents and Employees.  The
          ------------   -----------------------------------------------
Board of Directors may from time to time appoint or hire such additional officers, assistant officers, agents, employees and independent contractors as the Board deems advisable; and the Board or the President shall prescribe their duties, conditions of employment and compensation. Subject to the power of the Board of Directors, the President may employ from time to time such other agents, employees, and independent contractors as he may deem advisable for the prompt and orderly transaction of the business of the Corporation, and he may prescribe their duties and the conditions of their employment, fix their compensation and dismiss them, without prejudice to their contract rights, if any.

          Section 3.03.  The Chairman.  If there shall be a Chairman of the
          ------------   ------------
Board, he shall be elected from among the directors, shall preside at all meetings of the stockholders and of the Board, and shall have such other powers and duties as from time to time may be prescribed by the Board.

          Section 3.04.  The President.  The President shall be the chief
          ------------   -------------
executive officer of the Corporation. Subject to the control of the Board of Directors, the President shall have general policy supervision of and general management and executive powers over all the property, business, operations and affairs of the Corporation, and shall see that the policies and programs adopted or approved by the Board are carried out. The President shall exercise such further powers and duties as from time to time may be prescribed in these By-Laws or by the Board of Directors.

          Section 3.05.  The Vice Presidents.  The Vice Presidents may be given
          ------------   -------------------
by resolution of the Board of Directors general executive powers, subject to the control of the President, concerning one or more or all segments of the operations of the Corporation. The Vice Presidents shall exercise such further powers and duties as from time to time may be prescribed in these By-Laws or by the Board of Directors or by the President. At the request of the President or in his absence or disability, the senior Vice President shall exercise all the powers and duties of the President.

          Section 3.06.  The Secretary and Assistant Secretaries.  It shall be
          ------------   ---------------------------------------
the duty of the Secretary (a) to keep or cause to be kept an original or duplicate record of the proceedings of the stockholders and the Board of Directors, and a copy of the Certificate of Incorporation and of the By-Laws;
(b) to attend to the giving of notices of the Corporation as may be required by law or these By-Laws; (c) to be custodian of the corporate records and of the seal of the Corporation and see that the seal is affixed to such documents as may be necessary or advisable; (d) to have charge of the stock books of the Corporation, and a share register, giving the names of the stockholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the date of cancellation of every certificate surrendered for cancellation; and (e) to exercise all powers and duties incident to the office of Secretary, and such other powers and duties as may be prescribed by the Board of Directors or by the President from time to time. The Secretary by virtue of his office shall be an Assistant Treasurer. The Assistant Secretaries shall assist the Secretary in the performance of his duties and shall also exercise such further powers and duties as from time to time may be assigned to them by the Board of Directors, the President or the Secretary. As the direction of the Secretary or in his absence or disability, an Assistant Secretary shall perform the duties of the Secretary.

          Section 3.07.  The Treasurer and Assistant Treasurers.  The Treasurer
          ------------   --------------------------------------
shall have custody of all the funds and securities of the Corporation. He shall collect all moneys due the Corporation and deposit such moneys to the credit of the Corporation in such banks, trust companies, or other depositories as may have been duly designated by the Board of Directors. He shall endorse for collection on behalf of the Corporation, checks, notes, drafts and other documents, and may sign and deliver receipts, vouchers and releases of liens evidencing payments made to the

Corporation. Subject to Section 5.01 of these By-Laws, he shall cause to be disbursed the funds of the Corporation by payment in cash or by checks or drafts upon the authorized depositories of the Corporation. He shall have charge of the books and accounts of the Corporation. He shall perform all acts incident to the office of Treasurer and such other duties as may be assigned to him by the Board of Directors. The Treasurer by virtue of his office shall be an Assistant Secretary. The Assistant Treasurers shall assist the Treasurer in the performance of his duties and shall also exercise such further powers and duties as from time to time may be assigned to them by the Board of Directors, the President or the Treasurer. At the direction of the Treasurer or in his absence or disability, an Assistant Treasurer shall perform the duties of the Treasurer.

          Section 3.08.  Vacancies.  Vacancy in any office or position by reason
          ------------   ---------
of death, resignation, removal, disqualification, disability or other cause, shall be filled in the manner provided in this Article III for regular election or appointment to such office.

          Section 3.09.  Delegation of Duties.  The Board of Directors may in
          ------------   --------------------
its discretion delegate for the time being the powers and duties, or any of them, of any officer to any other person whom it may select.

                                   ARTICLE IV
                            SHARES OF CAPITAL STOCK
                            -----------------------

          Section 4.01.  Share Certificates.  Every holder of stock in the
          ------------   ------------------
Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary. The signatures of such officers may be facsimile. Each such certificate shall set forth the name of the registered holder thereof, the number and class of shares and the designation of the series, if any, which the certificate represents. The Board of Directors may, if it so determines, direct that certificates for shares of stock of the Corporation be signed by a transfer agent or registered by a registrar or both, in which case such certificates shall not be valid until so signed or registered.

          In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been used on, any certificate for shares of stock of the Corporation shall cease to be such officer, whether because of death, resignation, removal or otherwise, before such certificate shall have been delivered by the Corporation, such certificate shall nevertheless be deemed to have been adopted by the Corporation and may be issued and delivered as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer.

          Section 4.02.  Transfer of Shares.  Transfers of shares of stock of
          ------------   ------------------
the Corporation shall be made only on the books of the Corporation by the registered holder thereof or by his attorney thereunto authorized by an instrument duly executed and filed with the Corporation, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by properly executed stock powers and evidence of the payment of all taxes imposed upon such transfer. Except as provided in Section 4.04 of this Article IV, every certificate surrendered for transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled.

          Section 4.03.  Transfer Agents and Registrars.  The Board of Directors
          ------------   ------------------------------
may appoint any one or more qualified banks, trust companies or other corporations organized under any law of any state of the United States or under the laws of the United States as agent or agents for the Corporation in the transfer of the stock of the Corporation and likewise may appoint any one or more such qualified banks, trust companies or other corporations as registrar or registrars of the stock of the Corporation.

          Section 4.04.  Lost, Stolen, Destroyed or Mutilated Certificates.  New
          ------------   -------------------------------------------------
certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions, which may but need not include the giving of a satisfactory bond or other indemnity, as the Board of Directors may from time to time determine.

          Section 4.05.  Regulations Relating to Shares.  The Board of Directors
          ------------   ------------------------------
shall have power and authority to make such rules and regulations not inconsistent with these By-Laws or with law as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of stock of the Corporation.

          Section 4.06.  Holders of Record.  The Corporation shall be entitled
          ------------   -----------------
to treat the holder of record of any share or shares of stock as the holder and owner in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Delaware.

          Section 4.07.  Fixing of Record Date.  The Board of Directors may fix
          ------------   ---------------------
a time, not less than 10 or more than 60 days prior to the date of any meeting of stockholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

                                   ARTICLE V
             LOANS, NOTES, CHECKS, CONTRACTS AND OTHER INSTRUMENTS

          Section 5.01.  Notes, Checks, etc.  All notes, drafts, acceptance,
          ------------   -------------------
checks, endorsements (other than for deposit) and all evidences of indebtedness of the Corporation whatsoever shall be signed by the President, or shall be signed by such officers or agents and shall be subject to such requirements as to countersignature or other conditions as the Board of Directors from time to time may designate. Facsimile signatures on checks may be used unless prohibited by the Board of Directors.

          Section 5.02.  Execution of Instruments Generally.  Except as provided
          ------------   ----------------------------------
in Section 5.01 of this Article V, all contracts and other instruments requiring execution by the Corporation may be executed and delivered by the President, any Vice President or the Treasurer, and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.

          Section 5.03.  Proxies in Respect of Stock or Other Securities of
          ------------   --------------------------------------------------
Other Corporations.  Unless otherwise provided by the Board of Directors, the
------------------
President may from time to time appoint an attorney or attorneys or an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, may instruct the person or persons so appointed as to the manner of exercising such powers and rights and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise all such written proxies or other instruments as he may deem necessary or proper in order that the Corporation may exercise its said powers and rights.


                                  ARTICLE VI

                               GENERAL PROVISION

          Section 6.01.  Offices.  The registered office of the Corporation
          ------------   -------
in the State of Delaware shall be at 100 West Tenth Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company. The Corporation may have other offices, within or without the State of Delaware, at such place or places as the Board of Directors may from time to time determine or the business of the Corporation may require.

          Section 6.02.  Corporate Seal.  The Board of Directors shall prescribe
          ------------   --------------
the form of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation. Such seal may be used by causing it or a facsimile or reproduction thereof to be affixed to or placed upon the document to be sealed.

          Section 6.03.  Fiscal Year.  Unless otherwise determined by the Board
          ------------   -----------
of Directors, the fiscal year of the Corporation shall be the calendar year.


                                  ARTICLE VII

                        VALIDATION OF CERTAIN CONTRACTS

          Section 7.01.  No contract or other transaction between the
          ------------
Corporation and another person shall be invalidated or otherwise adversely affected by the fact that any one or more stockholders, directors or officers of the Corporation -

          (i) is pecuniarily or otherwise interested in, or is a stockholder, director, officer, or member of, such other person, or

          (ii) is a party to, or is in any other way pecuniarily or otherwise interested in, the contract or other transaction, or

          (iii) is in any way connected with any person pecuniarily or otherwise interested in such contract or other transaction, provided the fact of such interest shall be disclosed or known to the Board of Directors or the stockholders, as the case may be, and in any action of the stockholders or of the Board authorizing or approving any such contract or other transaction, any and every stockholder or director may be counted in determining the existence of a quorum with like force and effect as though he were not so interested, or were not such a stockholder, director, member or officer, or were not such a party, or were not so connected. Such director, stockholder or officer shall not be liable to account to the Corporation for any profit realized by him from or through any such contract or transaction approved or authorized as aforesaid.
As used herein, the term "person" includes a corporation, partnership, firm, association or other legal entity.

                                  ARTICLE VIII

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 8.01.  Directors and officers of the Corporation shall be
          ------------
indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation or otherwise) arising out of their service to the Corporation or to another organization at the request of the Corporation. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such director, officer or other person against any liability asserted against him and incurred by him in respect of such service whether or not the Corporation would have the power to indemnify him against such liability by law or under the provisions of this Article. The provisions of this Article shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to directors, officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, officers and other persons referred to in this Article.

                                   ARTICLE IX
                                   AMENDMENTS

          Section 9.01.  These By-Laws may be amended, altered and repealed, and
          ------------
new By-Laws may be adopted, by the stockholders or the Board of Directors of the Corporation at any regular or special meeting, except that Sections 2.01, 2.10,
2.11 and this Section 9.01 may only be amended by the vote of stockholders entitled to cast at least 75% of the vote which all stockholders are then entitled to cast with respect to such amendment. No provision of these By-Laws shall vest any property or contract right in any stockholder.